Exhibit 99.1

Sonus Networks Reports 2012 Second Quarter Results

Exceeds SBC Revenue Expectations and Reaffirms Full Year SBC Revenue Outlook

For Immediate Release: August 7, 2012

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in SIP communications, today announced results for the second quarter ended June 29, 2012 and provided its outlook for the third quarter ending Friday, September 28, 2012 and the fourth quarter and full year ending December 31, 2012.

Second Quarter 2012 Highlights

•                  Total revenue was $57.6 million

•                  SBC total revenue, including maintenance and services, grew 77% year-over-year, to $19.1 million, compared to $10.8 million in the second quarter of 2011 and $17.0 million in the first quarter of 2012

•                  SBC product revenue grew 75% year-over-year, to $13.5 million, compared to $7.7 million in the second quarter of 2011 and $13.2 million in the first quarter of 2012

•                  SBC product revenue comprised 42% of total product revenue, the highest percentage of quarterly product revenue contribution to date

•                  Sonus won six new customers in the quarter, all of whom purchased SBC products and services

•                  Launched first enterprise and channel-focused product, the SBC 5100, which became Generally Available on July 31, 2012

•                  Launched Sonus Partner Assure, the Company’s first global channel program to extend coverage of the enterprise market

•                  Announced intent to acquire Network Equipment Technologies, Inc.  Proposed acquisition expands Sonus’ coverage of the enterprise SBC market

Revenue for the second quarter of fiscal 2012 was $57.6 million, compared to $64.3 million in the first quarter of fiscal 2012 and $51.8 million in the second quarter of fiscal 2011.  The GAAP net loss for the second quarter of fiscal 2012 was $11.7 million, or $0.04 per share, compared to a GAAP net loss of $6.4 million, or $0.02 per share, in the first quarter of 2012 and a GAAP net loss of $5.9 million, or $0.02 per share, in the second quarter of fiscal 2011.  The non-GAAP net loss for the second quarter of fiscal 2012 was $8.6 million, or $0.03 per share, compared to a non-GAAP net loss of $4.2 million, or $0.02 per share, in the first quarter of fiscal 2012 and a non-GAAP net loss of $3.6 million, or $0.01 per share, in the second quarter of fiscal 2011.

2012 Third Quarter, Fourth Quarter and Full Year Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.  All figures exclude the impact of the proposed acquisition of NET, which was announced on June 19, 2012, unless otherwise noted.

For the third quarter of 2012, management provides the following outlook on a non-GAAP basis:

•                  Total revenue of $51 million to $53 million

•                  SBC total revenue, including maintenance and services, of $17 million to $19 million, up 23% to 37% from the third quarter of 2011

•                  SBC product revenue of $14 million to $16 million, up 35% to 54% from the third quarter of 2011

•                  Gross margins between 58% and 59%

•                  Operating expenses of $39 million to $40 million

•                  Loss per share of $0.03

•                  Basic shares of 280 million

•                  Cash and investments of approximately $300 million, assuming the NET acquisition closes in the third quarter

For the fourth quarter of 2012, management provides the following outlook on a non-GAAP basis:

•                  Total revenue of $84 million to $86 million

•                  SBC total revenue, including maintenance and services, of $22 million to $25 million

•                  SBC product revenue of $19 million to $22 million

•                  Gross margins between 58% and 59%

•                  Operating expenses of $38 million to $39 million

•                  Diluted earnings per share of $0.04

•                  Diluted shares of 282 million

Management reiterates the following outlook on a non-GAAP basis for the year ending December 31, 2012:

•                  Total SBC revenue, including maintenance and services, between $75 million and $80 million, up 44% to 54% year over year

•                  SBC product revenue between $60 million and $65 million, up 58% to 72% year over year

Management provides the following updated outlook on a non-GAAP basis for the year ending December 31, 2012:

•                  Total revenue of approximately $257 million to $261 million

•                  Gross margins of approximately 60%

•                  Operating expenses reduced to between $165 million and $166 million

•                  Loss per share of $0.04

•                  Basic shares of 280 million

•                  Cash and investments of approximately $290 million to $300 million, assuming the NET acquisition has closed

Restructuring

In August 2012, the Company initiated a plan to streamline operations and reduce operating costs, including a corporate-wide restructuring plan.  In the third quarter of fiscal 2012 the Company expects to record restructuring expense of approximately $2.3 million for severance and related expenses.  These initiatives are expected to reduce third quarter and fourth quarter 2012 non-GAAP operating expenses by approximately $2 million and $3 million, respectively, compared to second quarter 2012 non-GAAP operating expenses of $41.7 million.

Quotes

“Our team is effectively transforming Sonus, as evidenced by our strong SBC results this quarter, which exceeded our expectations,” said Ray Dolan, President and Chief Executive Officer.  “Demand for our SBC solutions continues to grow, allowing us to reaffirm our SBC outlook for the year.  Given the current environment, we are taking proactive cost reduction measures to ensure that Sonus has a business model which should accelerate our path to profitability while enabling us to continue to grow our SBC business,” Dolan continued.  “We will continue to invest in SBC as we remain optimistic about our growth prospects, which are driven by a highly competitive portfolio of SBC products.”

NET Proposed Acquisition

The Company’s proposed acquisition of NET, which was announced on June 19, 2012, is projected to result in incremental revenue of approximately $5 million in the third quarter and $10 million to $12 million in the fourth quarter of fiscal 2012, assuming the transaction closes by the end of August as currently anticipated.  The Company expects the acquisition to have a $0.01 dilutive to break-even impact on non-GAAP EPS for the balance of the year.  As noted above, the previous Sonus outlook provided by management for the third and fourth quarters of 2012 and the full year ending December 31, 2012 excludes the impact of the proposed acquisition of NET except where specifically indicated.

Conference Call Details

Date: August 7, 2012

Time: 4:45pm (EST)

Dial-in number: 800 734 8592

International Callers: +1 212 231 2900

Replay information:

A telephone playback of the call will be available shortly following the conference call until August 21, 2012 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21599357.

Accounting Period:

As of the beginning of fiscal 2012, the Company began reporting its first, second and third quarters on a 4-4-5 basis, with the quarter ending on the Friday closest to the last day of each third month.  The Company’s fiscal year-end is December 31.

Tags:

Sonus Networks, Sonus, SONS, 2012 second quarter, earnings, results, IP-based network solutions, SBC, SBC 5200, SBC 9000, session border controller, session border control, session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, TDM.

About Sonus Networks

Sonus helps the world’s leading communications service providers and enterprises embrace the next generation of SIP-based solutions including VoIP, video and Unified Communications through secure, reliable and scalable IP networks.  With customers around the globe and 15 years of experience transforming networks to IP, Sonus has enabled service providers to capture and retain users and both service providers and enterprises to generate significant ROI.  Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this report are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, outlook, goals, strategies, future events or performance, trends, investments, customer growth, operational performance and costs, liquidity and financial positions, competition, estimated expenditures and investments, impacts of laws, rules and regulations, revenues and earnings, performance and other statements that are other than statements of historical facts.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; our ability to recruit and retain key personnel; difficulties supporting our new strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; restructuring activities; our ability to realize benefits from acquisitions (including with respect to the proposed acquisition of Network Equipment Technologies, Inc.); litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.   We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  We therefore caution you against relying on any of these forward-looking statements, which speak only as of the date made.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: stock-based compensation, amortization of intangible assets, acquisition-related costs and restructuring.  We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business.  By organic performance we mean performance as if we had owned an acquired business in the same period a year ago.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our operating results to our historical results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired, and provides meaningful information regarding our liquidity.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and accordingly, they are generally not relevant in assessing or estimating the long-term performance of the acquired assets.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  By excluding acquisition-related costs from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for the Company.

We expect to record approximately $2.3 million of restructuring expense in the third quarter of fiscal 2012 for severance and related costs.  We believe that excluding restructuring expenses facilitates the comparison of our financial results to our historical operating results and to other companies in our industry and provides meaningful information regarding our liquidity.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information allows investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

978-614-8440
pleahy@sonusnet.com

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SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 29,	March 30,	June 30,
	2012	2012	2011
Revenue:
Product	$32,586	$41,411	$29,446
Service	25,024	22,928	22,326
Total revenue	57,610	64,339	51,772

Cost of revenue:
Product	11,027	9,193	9,618
Service	13,788	13,392	12,218
Total cost of revenue	24,815	22,585	21,836

Gross profit	32,795	41,754	29,936

Gross margin:
Product	66.2%	77.8%	67.3%
Service	44.9%	41.6%	45.3%
Total gross margin	56.9%	64.9%	57.8%

Operating expenses:
Research and development	17,095	18,387	15,187
Sales and marketing	18,141	20,585	13,298
General and administrative	9,351	8,979	8,197
Total operating expenses	44,587	47,951	36,682

Loss from operations	(11,792)	(6,197)	(6,746)
Interest income, net	222	215	332

Loss before income taxes	(11,570)	(5,982)	(6,414)
Income tax (provision) benefit	(155)	(456)	480

Net loss	$(11,725)	$(6,438)	$(5,934)

Loss per share:
Basic	$(0.04)	$(0.02)	$(0.02)
Diluted	$(0.04)	$(0.02)	$(0.02)

Shares used to compute loss per share:
Basic	279,926	279,487	278,400
Diluted	279,926	279,487	278,400

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 29,	June 30,
	2012	2011
Revenue:
Product	$73,997	$65,399
Service	47,952	53,672
Total revenue	121,949	119,071

Cost of revenue:
Product	20,220	32,779
Service	27,180	29,731
Total cost of revenue	47,400	62,510

Gross profit	74,549	56,561

Gross margin:
Product	72.7%	49.9%
Service	43.3%	44.6%
Total gross margin	61.1%	47.5%

Operating expenses:
Research and development	35,482	30,795
Sales and marketing	38,726	27,595
General and administrative	18,330	16,393
Total operating expenses	92,538	74,783

Loss from operations	(17,989)	(18,222)
Interest income, net	437	767

Loss before income taxes	(17,552)	(17,455)
Income tax provision	(611)	(887)

Net loss	$(18,163)	$(18,342)

Loss per share:
Basic	$(0.06)	$(0.07)
Diluted	$(0.06)	$(0.07)

Shares used to compute loss per share:
Basic	279,708	278,080
Diluted	279,708	278,080

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 29,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$106,112	$105,451
Marketable securities	234,740	224,090
Accounts receivable, net	41,300	53,126
Inventory	18,262	15,434
Deferred income taxes	475	486
Other current assets	18,281	12,246
Total current assets	419,170	410,833

Property and equipment, net	21,939	22,084
Intangible assets, net	1,000	1,200
Goodwill	5,062	5,062
Investments	22,890	55,427
Deferred income taxes	1,099	1,137
Other assets	14,267	8,972
	$485,427	$504,715

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,066	$12,754
Accrued expenses	20,013	21,620
Current portion of deferred revenue	36,479	38,565
Current portion of long-term liabilities	1,099	1,275
Total current liabilities	69,657	74,214

Deferred revenue	10,673	11,601
Long-term liabilities	3,229	3,599
Total liabilities	83,559	89,414

Commitments and contingencies

Stockholders equity:
Common stock	280	279
Additional paid-in capital	1,314,946	1,309,919
Accumulated deficit	(920,367)	(902,204)
Accumulated other comprehensive income	7,009	7,307
Total stockholders’ equity	401,868	415,301
	$485,427	$504,715

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 29,	June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(18,163)	$(18,342)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization of property and equipment	5,778	5,644
Amortization of intangible assets	200	200
Stock-based compensation	4,140	4,241
Loss on disposal of property and equipment	—	6
Changes in operating assets and liabilities:
Accounts receivable	11,739	17,243
Inventory	(3,390)	12,799
Other operating assets	(8,222)	6,565
Accounts payable	(2,011)	(1,926)
Accrued expenses and other long-term liabilities	(1,967)	(12,375)
Deferred revenue	(3,010)	(25,336)
Net cash used in operating activities	(14,906)	(11,281)

Cash flows from investing activities:
Purchases of property and equipment	(4,380)	(7,319)
Purchases of marketable securities	(128,931)	(101,584)
Sale/maturities of marketable securities	148,045	130,194
Net cash provided by investing activities	14,734	21,291

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	993	754
Proceeds from exercise of stock options	68	777
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(134)	(902)
Principal payments of capital lease obligations	(51)	(48)
Net cash provided by financing activities	876	581

Effect of exchange rate changes on cash and cash equivalents	(43)	309

Net increase in cash and cash equivalents	661	10,900
Cash and cash equivalents, beginning of year	105,451	62,501
Cash and cash equivalents, end of period	$106,112	$73,401

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	June 29,	March 30,	June 30,
	2012	2012	2011
Stock-based compensation
Cost of revenue - product	$36	$53	$109
Cost of revenue - service	209	175	389
Cost of revenue	245	228	498

Research and development expense	633	616	527
Sales and marketing expense	491	467	563
General and administrative expense	654	806	627
Operating expense	1,778	1,889	1,717

Total stock-based compensation	$2,023	$2,117	$2,215

Amortization of intangible assets
Research and development	$100	$100	$100

Acquisition-related costs
General and administrative	$967	$—	$—

	Six months ended
	June 29,	June 30,
	2012	2011
Stock-based compensation
Cost of revenue - product	$89	$217
Cost of revenue - service	384	774
Cost of revenue	473	991

Research and development expense	1,249	1,060
Sales and marketing expense	958	1,060
General and administrative expense	1,460	1,130
Operating expense	3,667	3,250

Total stock-based compensation	$4,140	$4,241

Amortization of intangible assets
Research and development	$200	$200

Acquisition-related costs
General and administrative	$967	$—

SONUS NETWORKS, INC.

Statement on the Use of Non-GAAP Financial Measures and

Reconciliation of Non-GAAP to GAAP Financial Measures

(unaudited)

To supplement its condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including Gross margin - product, Gross margin - service, Total gross profit, Total gross margin, Research and development expense, Sales and marketing expense, General and administrative expense, Operating expenses, Loss (income) from operations, Net (loss) income, and (Loss) per share/diluted earnings per share.  These non-GAAP financial measures are not presented in accordance with, nor are they intended to be a substitute for, GAAP.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We use a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  We consider the use of these non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  We define continuing operations as the ongoing revenues and expenses of the business, excluding certain items.  These excluded items for the periods presented are stock-based compensation expense and amortization of intangible assets.  We do not include any income tax effect of non-GAAP adjustments as we were unable to recognize a tax benefit on domestic losses incurred in any of the periods presented; accordingly, no adjustment to income taxes for non-GAAP items is required.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

Stock-Based Compensation

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary  generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our operating results to our historical results and to other companies in our industry.

Amortization of Intangible Assets

On January 15, 2010, we entered into an intellectual property asset purchase and license agreement with Winphoria, Inc. (“Winphoria”) and Motorola, Inc. (“Motorola”) to purchase certain of Winphoria’s software code and related patents and to license certain other intellectual property from Winphoria and Motorola.  The purchase price included an initial payment of $2.0 million and future potential royalty payments dependent upon future sales of certain of our products that include the Winphoria technology that was purchased or licensed.  In connection with this transaction we recorded identifiable intangible assets which we have classified as developed technology and that are being amortized on a straight-line basis over five years, the expected useful life of the technology.  The amortization expense for these identifiable intangible assets is charged to Research and development expense.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, and provides meaningful information regarding our liquidity.

Acquisition-Related Costs

On June 18, 2012, we and Network Equipment Technologies, Inc. (“NET”) entered into a definitive agreement for Sonus to acquire NET in a cash merger.  The transaction is expected to close in the third quarter of 2012, subject to NET stockholder approval, the satisfaction of customary closing conditions and any applicable regulatory reviews.  We exclude certain expense items resulting from both pending and completed acquisitions, including legal, accounting and advisory fees associated with acquisitions; costs related to integrating the acquired businesses; and restructuring costs.  We believe that excluding these acquisition-related expenses from our operating results, which we would not otherwise have incurred in the normal course of our business operations, facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Restructuring

We expect to record approximately $2.3 million of retructuring expense in the third quarter of fiscal 2012 for severance and related costs.  We believe that excluding restructuring expenses facilitates the comparison of our financial results to our historical operating results and to other companies in our industry and provides meaningful information regarding our liquidity.

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions, except percentages and per share amounts)

(unaudited)

	Three months ended		Three months ended
	September 28, 2012		December 31, 2012
	Range		Range

Revenue	$51	$53	$84	$86

Gross margin
GAAP outlook	57.6%	58.6%	57.8%	58.8%
Stock-based compensation	0.4%	0.4%	0.2%	0.2%
Non-GAAP outlook	58.0%	59.0%	58.0%	59.0%

Operating expenses
GAAP outlook	$45.4	$46.4	$42.0	$43.0
Stock-based compensation	(2.5)	(2.5)	(3.9)	(3.9)
Amortization of intangible assets	(0.1)	(0.1)	(0.1)	(0.1)
Acquisition-related costs (A)	(1.5)	(1.5)	—	—
Restructuring	(2.3)	(2.3)	—	—
Non-GAAP outlook	$39.0	$40.0	$38.0	$39.0

(Loss) earnings per share
GAAP outlook	$(0.05)	$(0.05)	$0.03	$0.03
Stock-based compensation expense	0.01	0.01	0.01	0.01
Amortization of intangible assets *	—	—	—	—
Acquisition-related costs *	—	—	—	—
Restructuring	0.01	0.01	—	—
Non-GAAP outlook	$(0.03)	$(0.03)	$0.04	$0.04

	Year ended
	December 31, 2012
	Range

Revenue	$257	$261

Gross margin
GAAP outlook	59.6%	59.7%
Stock-based compensation	0.4%	0.3%
Non-GAAP outlook	60.0%	60.0%

Operating expenses
GAAP outlook	$180.3	$181.3
Stock-based compensation	(10.1)	(10.1)
Amortization of intangible assets	(0.4)	(0.4)
Acquisition-related costs (A)	(2.5)	(2.5)
Restructuring	(2.3)	(2.3)
Non-GAAP outlook	$165.0	$166.0

Loss per share
GAAP outlook	$(0.10)	$(0.10)
Stock-based compensation expense	0.04	0.04
Amortization of intangible assets *	—	—
Acquisition-related costs	0.01	0.01
Restructuring	0.01	0.01
Non-GAAP outlook	$(0.04)	$(0.04)

(A)                              Acquisition-related costs reflect expenses incurred by Sonus in anticipation of the proposed acquisition of NET.  These amounts exclude any costs that would be incurred post-acquisition related to NET, including payments under NET change-in-control agreements, severance for NET employees, integration costs, etc.

*  Less than $0.01 impact on earnings per share.

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 29,	March 30,	June 30,
	2012	2012	2011

GAAP gross margin - product	66.2%	77.8%	67.3%
Stock-based compensation expense	0.1%	0.1%	0.4%
Non-GAAP gross margin - product	66.3%	77.9%	67.7%

GAAP gross margin - service	44.9%	41.6%	45.3%
Stock-based compensation expense	0.8%	0.8%	1.7%
Non-GAAP gross margin - service	45.7%	42.4%	47.0%

GAAP total gross profit	$32,795	$41,754	$29,936
Stock-based compensation expense	245	228	498
Non-GAAP total gross profit	$33,040	$41,982	$30,434

GAAP total gross margin	56.9%	64.9%	57.8%
Stock-based compensation expense % of revenue	0.5%	0.4%	1.0%
Non-GAAP total gross margin	57.4%	65.3%	58.8%

GAAP research and development expense	$17,095	$18,387	$15,187
Stock-based compensation expense	(633)	(616)	(527)
Amortization of intangible assets	(100)	(100)	(100)
Non-GAAP research and development expense	$16,362	$17,671	$14,560

GAAP sales and marketing expense	$18,141	$20,585	$13,298
Stock-based compensation expense	(491)	(467)	(563)
Non-GAAP sales and marketing expense	$17,650	$20,118	$12,735

GAAP general and administrative expense	$9,351	$8,979	$8,197
Stock-based compensation expense	(654)	(806)	(627)
Acquisition-related costs	(967)	—	—
Non-GAAP general and administrative expense	$7,730	$8,173	$7,570

GAAP operating expenses	$44,587	$47,951	$36,682
Stock-based compensation expense	(1,778)	(1,889)	(1,717)
Amortization of intangible asses	(100)	(100)	(100)
Acquisition-related costs	(967)	—	—
Non-GAAP operating expenses	$41,742	$45,962	$34,865

GAAP loss from operations	$(11,792)	$(6,197)	$(6,746)
Stock-based compensation expense	2,023	2,117	2,215
Amortization of intangible assets	100	100	100
Acquisition-related costs	967	—	—
Non-GAAP loss from operations	$(8,702)	$(3,980)	$(4,431)

GAAP net loss	$(11,725)	$(6,438)	$(5,934)
Stock-based compensation expense	2,023	2,117	2,215
Amortization of intangible assets	100	100	100
Acquisition-related costs	967	—	—
Non-GAAP net loss	$(8,635)	$(4,221)	$(3,619)

Loss per share
GAAP	$(0.04)	$(0.02)	$(0.02)
Non-GAAP	$(0.03)	$(0.02)	$(0.01)

Shares used to compute loss per share
GAAP shares used to compute loss per share	279,926	279,487	278,400
Non-GAAP shares used to compute loss per share	279,926	279,487	278,400

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 29,	June 30,
	2012	2011

GAAP gross margin - product	72.7%	49.9%
Stock-based compensation expense	0.1%	0.3%
Non-GAAP gross margin - product	72.8%	50.2%

GAAP gross margin - service	43.3%	44.6%
Stock-based compensation expense	0.8%	1.4%
Non-GAAP gross margin - service	44.1%	46.0%

GAAP total gross profit	$74,549	$56,561
Stock-based compensation expense	473	991
Non-GAAP total gross profit	$75,022	$57,552

GAAP total gross margin	61.1%	47.5%
Stock-based compensation expense % of revenue	0.4%	0.8%
Non-GAAP total gross margin	61.5%	48.3%

GAAP research and development expense	$35,482	$30,795
Stock-based compensation expense	(1,249)	(1,060)
Amortization of intangible assets	(200)	(200)
Non-GAAP research and development expense	$34,033	$29,535

GAAP sales and marketing expense	$38,726	$27,595
Stock-based compensation expense	(958)	(1,060)
Non-GAAP sales and marketing expense	$37,768	$26,535

GAAP general and administrative expense	$18,330	$16,393
Stock-based compensation expense	(1,460)	(1,130)
Acquisition-related costs	(967)	—
Non-GAAP general and administrative expense	$15,903	$15,263

GAAP operating expenses	$92,538	$74,783
Stock-based compensation expense	(3,667)	(3,250)
Amortization of intangible asses	(200)	(200)
Acquisition-related costs	(967)	—
Non-GAAP operating expenses	$87,704	$71,333

GAAP loss from operations	$(17,989)	$(18,222)
Stock-based compensation expense	4,140	4,241
Amortization of intangible assets	200	200
Acquisition-related costs	967	—
Non-GAAP loss from operations	$(12,682)	$(13,781)

GAAP net loss	$(18,163)	$(18,342)
Stock-based compensation expense	4,140	4,241
Amortization of intangible assets	200	200
Acquisition-related costs	967	—
Non-GAAP net loss	$(12,856)	$(13,901)

Loss per share
GAAP	$(0.06)	$(0.07)
Non-GAAP	$(0.05)	$(0.05)

Shares used to compute loss per share
GAAP shares used to compute loss per share	279,708	278,080
Non-GAAP shares used to compute loss per share	279,708	278,080